QuickLinks -- Click here to rapidly navigate through this document

Exhibit 21.1

Subsidiaries of Abraxas Energy Partners, L.P.

Name	Jurisdiction
Abraxas Operating, LLC	Texas

QuickLinks

Subsidiaries of Abraxas Energy Partners, L.P.